UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2008.

URANIUM 308 CORP.
(Exact name of registrant as specified in its chapter)

Nevada	000-52476	33-1173228
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2820 W. Charleston Blvd., Suite 22 Las Vegas, NV	89102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (866) 892-5232

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On December 1, 2008, the Company issued 20,000 units (each a “Unit”) to 1 individual due to the closing of the Company’s private placement at $0.75 per Unit for total gross proceeds of $15,000.  Each Unit consists of one share of common stock of the Company and one-half of one share purchase warrant, with each whole warrant entitling the holder to purchase one additional share of common stock of the Company at $1.50 per warrant share until December 1, 2010.  The Company believes that the issuance is exempt from registration under Regulation S promulgated under the Act as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

In relation to the closing of the Company’s private placement offering at $0.75 per Unit entered into with the offshore investor, the Company will be paying cash finder’s fees in the amounts of $1,500 to one individual in Singapore.

In addition, on December 1, 2008, the Company issued 90,000 shares to two individuals due to the closing of the Company’s private placement at $0.75 per share for total gross proceeds of $67,500.  The Company believes that the issuance is exempt from registration under Regulation S promulgated under the Act as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

ITEM 8.01  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press releases attached hereto as Exhibits 99.1, 99.2, 99.3, and 99.4.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated July 24, 2008
Exhibit 99.2	Press Release dated July 30, 2008
Exhibit 99.3	Press Release dated September 9, 2008
Exhibit 99.4	Press Release dated September 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2008

URANIUM 308 CORP.

By:	/s/ Dennis Tan
Name: Dennis Tan
Title: President and a Director